EXHIBIT 99.1

NEWS

Merisel, Inc. Announces Engagement of Robert W. Baird & Co. to Explore Strategic Alternatives
NEW YORK, New York December 11, 2006 - Merisel, Inc. (OTC:MSEL.PK) ("Merisel") a leading provider of visual communications and brand imaging solutions to the consumer products, retail, advertising and entertainment industries, today reported that its Board of Directors has approved the engagement of Robert W. Baird & Co. Incorporated as exclusive financial advisor to review strategic options for enhancing shareholder value.

About Merisel
Merisel headquartered in New York, N.Y. is a leading visual communications and brand imaging solutions provider to its clients. Merisel provides a broad portfolio of digital and graphic services to clients in the retail, manufacturing, beverage, cosmetic, advertising, entertainment and consumer packaged goods industries. These solutions are delivered to clients through its portfolio companies; ColorEdge, Crush Creative, Fuel Digital, Comp 24, It’s in the Works, Dennis Curtin Studios and AdProps. Merisel has sales offices in New York City, Atlanta, Chicago, Los Angeles, and Portland, Oregon, and production facilities in New York, New Jersey, Atlanta and Los Angeles to ensure the highest quality solutions and services to our clients. Learn more at www.merisel.com

Contact:

Jon Peterson

(212) 502-6570

jon.peterson@merisel.com

Cautionary Statement
This release contains, in addition to statements of historical fact, statements regarding the future that are forward-looking statements as that term is used in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are typically identified by words “believes,” “expects,” “anticipates,” and similar expressions. In addition, any statements that refer to expectations or other characterizations of future events or circumstances are forward-looking statements. The forward-looking statements contained in this report relate to, among other things, Merisel’s expectations for future performance and its undertaking to review strategic options for enhancing shareholder value. Any such forward-looking statements are inherently speculative and are based on information available to management at the time, and they involve judgments and estimates. Readers are cautioned that any such forward-looking statements are not guarantees of future performance and that matters referred to in such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause actual results, performance or achievements of Merisel to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Merisel undertakes no obligation to update any such forward-looking statements except as expressly required by law. Please see Merisel’s filings with the Securities and Exchange Commission, including Merisel’s Annual Report on Form 10-K, for a discussion of specific risks that may affect performance.